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                                                                    Exhibit 99.3


                                 REVOCABLE PROXY

                           THE HOME LOAN SAVINGS BANK

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF THE HOME LOAN SAVINGS BANK

         The undersigned member of The Home Loan Savings Bank, a savings and loan association incorporated under Ohio law (the "Bank"), hereby nominates, constitutes and appoints ____________ and _______________, or either one of them, as proxy or proxies for the undersigned member, each with full power of substitution and resubstitution, to vote all of the votes which the undersigned member is entitled to cast at the Special Meeting of the Members of the Bank to be held at ____ __.m., Eastern Standard Time, on March __, 1998, at __________________, Coshocton, Ohio, and at any adjournments thereof (the "Special Meeting"), on the following matters and in the manner specified below:

         1. The approval of the Plan of Conversion, a copy of which is attached as Exhibit A to the Summary Proxy Statement mailed to the undersigned member in connection with the Special Meeting.

                    FOR [ ]         AGAINST [ ]        ABSTAIN [ ]


         2. The adoption of the Amended Articles of Incorporation of the Bank, a copy of which is attached to the Plan of Conversion as Exhibit I.

                    FOR [ ]         AGAINST [ ]        ABSTAIN [ ]


         3. The adoption of the Amended Constitution of the Bank, a copy of which is attached to the Plan of Conversion as Exhibit II.

                    FOR [ ]         AGAINST [ ]        ABSTAIN [ ]


         4. In their discretion, upon such other matters as may properly come before the Special Meeting.

         This Revocable Proxy will be voted as directed by the undersigned member. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR THE APPROVAL OF THE PLAN OF CONVERSION, FOR THE ADOPTION OF THE AMENDED ARTICLES OF INCORPORATION AND FOR THE ADOPTION OF THE AMENDED CONSTITUTION.

         Without affecting any vote previously taken, this Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to the Bank a later dated proxy, or (ii) giving notice of revocation in writing to the Secretary of the Bank or in open meeting to the inspectors of election.

                      IMPORTANT: PLEASE SIGN AND DATE THIS
                      REVOCABLE PROXY ON THE REVERSE SIDE.


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                                      PROXY

         Receipt of the Summary Proxy Statement of the Bank and the Prospectus of Home Loan Financial Corporation dated February __, 1998, is hereby acknowledged by the undersigned.

                                           -----------------------------------
                                           Signature

                                           Dated:                       , 1997
                                                   ---------------------

NOTE: Please sign your name exactly as it appears on this Revocable Proxy. Joint accounts require only one signature. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.